UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 18, 2012, Butamax Advanced Biofuels LLC ("Butamax") announced that four additional ethanol production companies, including Granite Falls Energy, LLC ("Granite Falls Energy"), had joined its Early Adopters Group ("EAG"). The EAG is a consortium of ethanol production companies interested in exploring the implementation of Butamax's biobutanol technology for the commercial scale production of biobutanol. Granite Falls Energy's inclusion in the EAG does not obligate the company to adopt Butamax's technology or convert from the production of ethanol to the production of biobutanol. However, inclusion in the EAG provides Granite Falls Energy with the opportunity to learn more about Butamax's technology and provides Granite Falls Energy with preferred access to this technology in the event the company chooses to pursue biobutanol production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: June 21, 2012	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer